Exhibit 99.1

                                            VERINT
                                             POWERING ACTIONABLE INTELLIGENCE
PRESS RELEASE

CONTACT

Investor Relations
------------------
Alan Roden
(631) 962-9304
alan.roden@verint.com
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                  VERINT REQUESTS FILING EXTENSION FROM NASDAQ

NEW YORK, NY - August 8, 2006 - Verint Systems Inc. (NASDAQ: VRNT) today announced that the Company has submitted a request to the NASDAQ Listing Qualifications Panel for an additional extension of the deadline for the Company to regain compliance with the NASDAQ continued listing requirements related to the filing of SEC reports.

As previously announced on June 28, 2006, the Panel granted the Company's request for continued listing subject to the requirement that the Company file its Annual Report on Form 10-K for the fiscal year ended January 31, 2006, by August 18, 2006, and, by no later than August 25, 2006, its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006 and its Current Report on Form 8-K/A, amending the Current Report on Form 8-K dated January 9, 2006 to include the financial information required by Form 8-K in connection with the January 9, 2006 acquisition by the Company of MultiVision Intelligence Surveillance Limited's networked video security business. In its request for an additional extension, the Company requested that the Panel grant the Company until September 25, 2006 to file these reports.

As previously disclosed, the Company did not file its Form 10-K for the fiscal year ended January 31, 2006, Form 10-Q for the quarter ended April 30, 2006 due to the ongoing review by the Company's majority shareholder, Comverse Technology, Inc. ("Comverse"), of Comverse's stock option grants, some of which may affect the Company's financial statements. The Company is awaiting the receipt of Comverse's definitive findings and conclusions regarding the measurement dates of the Comverse stock option grants prior to filing its reports.

The Company intends to announce the Panel's decision promptly after it receives written notice of such decision. There can be no assurance that the Panel will grant the extension or that the Company's securities will remain listed on The NASDAQ Stock Market

ABOUT VERINT SYSTEMS INC.

Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). Visit us at our website www.verint.com.

Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint's financial results as a result of Comverse's creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee's review; the effect of Verint's failure to timely file all required reports under the Securities Exchange Act of 1934, and the resultant potential delisting of Verint's common stock on NASDAQ; the impact of governmental inquiries arising out of or related to option grants; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Mercom and CM Insight; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint's markets, which creates pricing pressure; integrating the business and personnel of MultiVision, including implementation of adequate internal controls; managing our expansion in the Asia Pacific region; risks that Verint's intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with integrating the business and employees of Opus and RP Sicherheissysteme GMBH; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint's products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint's effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint's infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.

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Verint, the Verint word mark, Actionable Intelligence, Powering Actionable
Intelligence, STAR-GATE, RELIANT, NEXTIVA, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owner.




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